NEWS RELEASE

FOR MORE INFORMATION CONTACT:
	Hal Brown CEO & President Pacific Continental Corporation http://www.therightbank.com E-mail: banking@therightbank.com	Roger Busse President & COO, Pacific Continental Bank
FOR IMMEDIATE RELEASE

Pacific Continental Promotes Gallagher to
Director of Commercial Real Estate Markets
Experienced Banker Recognized for ongoing contribution to the bank’s Commercial Real Estate Activities

EUGENE, OR AND PORTLAND, OR, September 14, 2006 - Pacific Continental Corporation (Nasdaq: PCBK), the bank holding company for Pacific Continental Bank, has announced the promotion of Charlotte Gallagher to director of commercial real estate markets. Gallagher, who retains the title of executive vice-president, will continue to oversee and direct commercial real estate operations for the bank’s three regional markets in Eugene, Portland, and Seattle.

"Charlotte’s exceptionally strong leadership continues to enhance Pacific Continental’s commercial real estate operations in our markets,” said Roger Busse, president and chief operating officer of Pacific Continental Corporation. “In addition, this promotion recognizes her superb management of our expanded commercial real estate activities, now including the Seattle market.”

Gallagher has over 25 years of experience in the commercial real estate financing industry. Prior to joining Pacific Continental Bank in 2004, she was the regional manager for the real estate industries division for Bank of the West. Previous to her employment with Bank of the West, Gallagher was a senior manager with U.S. Bank’s commercial real estate group. She presently serves as vice-chair of the board for NOAH (Network for Affordable Housing) and is an advisory board member for Homestead Capital. In addition, she is currently serving a one-year term on the METRO Regional Housing Choice Task Force.

Gallagher - continued from page one

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. Pacific Continental is unique among Pacific Northwest community banks with offices in three of the northwest region's largest metropolitan areas including Seattle, Portland, and Eugene, establishing one of the most attractive metropolitan branch networks in the region. Pacific Continental targets the banking needs of community-based businesses, professional service providers, and nonprofit organizations. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-two years.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards from diverse business and community organizations. In 2004, Oregon Business magazine ranked Pacific Continental as the #1 Oregon company to work for within its size category. In 2003, the United Way of Lane County selected Pacific Continental as its "Outstanding Corporate Citizen." The Better Business Bureau of Oregon and Southwest Washington named Pacific Continental its 2002 "Business of the Year." Pacific Continental Corporation's shares are listed on the NASDAQ National Market under the symbol "PCBK." Additional information about Pacific Continental and its services, including online and electronic banking, can be found at www.therightbank.com.

Pacific Continental Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the concentration of loans of the company's banking subsidiary, particularly with respect to commercial and residential real estate lending; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs in response to the Sarbanes-Oxley Act and related rules and regulations; vendor quality and efficiency; employee recruitment and retention, specifically in the Bank's Portland and Seattle markets; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; and similar matters. Regarding the acquisition of Northwest Business Bank, completed on November 30, 2005, the combined company may fail to realize the projected cost savings, revenue enhancement, and accretive earnings. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review any risk factors described in Pacific Continental’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents, including any Current Reports on Form 8-K furnished to or filed from time to time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

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